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                                                                      EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT                         PLACE OF INCORPORATION

Maverick Tube L.P.                                     Delaware

Maverick Investment LLC                                Delaware

Maverick GP LLC                                        Delaware

Maverick C&P, Inc.                                     Delaware

Maverick Tube International Holdings, Inc.             Delaware

Maverick Tube Canada ULC                               Nova Scotia

Maverick Tube Canada GP Ltd                            Alberta

Maverick Tube Canada LP                                Alberta

Prudential Steel Holdings ULC                          Nova Scotia

Maverick Exchangeco (Nova Scotia) ULC                  Nova Scotia

Maverick Tube (Canada) Inc.                            Alberta

Prudential Steel Ltd.                                  Alberta

Precision Tube Holding LLC                             Delaware

Precision Tube Technology L.P.                         Texas

Precision GP, LLC                                      Delaware

Precision Tube Canada Limited                          Alberta

Precision Tube Technology Limited                      Scotland

SEAC Acquisition LLC                                   Texas

SeaCAT L.P.                                            Texas